Exhibit 10.7

EXCLUSIVE PURCHASE OPTION AGREEMENT

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (the “Agreement”) is entered into as of August 4, 2010 among the following parties:

Party A: SYSWIN LIMITED, a limited liability company duly established and valid existing under the HK SAR laws.

Registered Address: Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong

Party B: TAO Hongbing, a PRC citizen.

ID number : 620102196702105837

Party C: BEIJING SYSWIN XING YE REAL ESTATE BROKERAGE COMAPNY LIMITED, a limited liability company duly established and valid existing under the PRC laws.

Registered Address: Room D103, 7 long Yuan Road, Shi Long Industrial Zone, Mentougou District, Beijing

WHEREAS,

1.                             Party B holds 2.42% equity interest in Party C;

2.                             Party C and Beijing Syswin Zhi Di Technology Limited (“Syswin Zhi Di”) have entered into a series of Agreements including the Exclusive Technical Consulting and Service Agreement.

NOW THEREFORE, through mutual consents, the Parties to this Agreement hereby agree as follows:

1.                            Purchase and Sale of Equity Interest

1.1                       Authorization

Party B hereby irrevocably grants, to the extent permitted by the PRC laws and regulations, Party A or one or more persons designated by Party A (“Designated Persons”) an exclusive option (the “Option”) to purchase at any time all or part of Party B’s equity interest in Party C at the price set forth in Article 1.3 hereof in accordance with the procedures determined by Party A. Except for Party A and the Designated Person, Party B shall not sell the equity interest to any other party. Party C hereby agrees on the granting of the Option of equity interest by Party B to Party A. For the purpose of this Agreement, “person” refers to individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2                       Procedure of Exercising the Option

Party A should exercise its Option in accordance with all PRC laws and regulations. Party A should send a written notice (the “Notice of Exercise”) to Party B when it intends to exercise the Option. The Notice of Exercise shall state the following: (a) Party A’s intention to exercise the Option; (b) the percentage of equity interest that Party A intends to purchase from Party B (the “Purchased Equity Interest”); and (c) the effective date or transfer date.

1.3                       Purchase Price

The Purchase Price (the “Purchase Price”) shall be determined by and between Party A and Party B through negotiation according to the appraisal of the equity interest approved by the competent authority, and shall be the minimum price allowable by the PRC laws. Party B hereby unconditionally and irrevocably agrees that, in the event that Party A exercises its Option, Party B shall unconditionally remit the Purchase Price to Party A in refund.

1.4                       Transfer of the Purchased Equity Interest

Each time when Party A exercises the Option:

1.4.1                       Party B shall procure Party C to timely convene shareholders’ meeting and pass the shareholders’ resolution approving Party B transfer to Party A or the Designated Person the equity interest.

1.4.2                       Party B shall enter into Equity Transfer Agreement with Party A (or the Designated Person, if applicable) in accordance with this Agreement and Purchase Notice.

1.4.3                       The relevant parties shall execute all other necessary agreements or documents, and acquire all necessary government approvals and consents, and take all necessary actions to lawfully transfer the title to the equity interests free from any Security Interest to Party A and/or the Designated Person and procure Party A and/or the Designated Person to be registered as the holder of the equity interest. For this section and this Agreement, security interest shall include security, mortgage, any third  party’s right or interest, any option of equity interest, right of acquisition, right of first refusal, offset right, ownership detainment or any other security arrangements. However, the security interest shall not include any equity interest accrued in accordance with this Agreement and the Equity Interest Pledge Agreement entered into by and between

Party B and Syswin Zhi Ye on August 4, 2010 (“Equity Interest Pledge Agreement”). According to the Equity Interest Pledge Agreement, Party B shall pledge all its equity interest in Party C to Syswin Zhi Ye as a guarantee of Party C’s performance of the Exclusive Technical Consulting and Service Agreement which is entered into by and between Party C and Syswin Zhi Ye on August 4, 2010 (“Exclusive Technical Consulting and Service Agreement”).

1.5                     Payments for the Equity Interest

1.5.1                       Party A shall pay the Purchase Price to Party B in accordance with Article 1.3 hereof.

2.                            Covenants Relating to the Equity Interest

2.1                     Party C hereby covenants that:

2.1.1                       It will not, without prior written consent of Party A or the Designated Person,  supplement, amend, or modify in any form its articles of association, increase or decrease its registered capital, or change the equity structure in any other ways.

2.1.2                       It will follow good commercial and business standards and practices and be validly existing. It will also prudently and effectively operates its business and handle related corporate affairs in accordance with commercial standards and practice.

2.1.3                       It will not, without prior written consent of Party A or the designated person, sell, transfer, mortgage or otherwise dispose of any asset, income, legitimate or beneficial interests in its business or, or allow creation of any other Security Interest.

2.1.4                       Without  prior written consent of Party A or the designated person, it will not incur, inherit, guarantee or allow the existence of any debt, with the exception of: (i) the debt incurred during the ordinary or daily course of business and not incurred through the borrowing; and (ii) the debt has been disclosed to Party A and for which written consent from Party A has been obtained.

2.1.5                       It will normally operate all business to maintain asset value of Party B, and it will not result in any materially adverse affect on its business operation and the value of its asset by any acts or omissions.

2.1.6                       It will not, without prior written consent of Party A or the designated person, enter into any material agreement except for the agreements entered into during the ordinary course of business. (For the purpose of this section, an agreement should be deemed as a material agreement if the amount of which exceeds RMB100,000.)

2.1.7                       It will not provide any loan or credit line to anyone without prior written consent from Party A or the Designated Person.

2.1.8                       Upon the request of Party A, it will provide all materials related to its business and financial conditions to Party A.

2.1.9                       It will purchase and maintain insurance policies from insurance companies acceptable to Party A. The insured amount and category shall be the same as those held by the companies located in the geographical area, operating the similar business and owning similar properties and assets.

2.1.10                 It will not merge or associate with any entity, or acquire any entity or invest in any entity.

2.1.11                 It shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to Party C’s assets, business and revenue.

2.1.12                 In order to maintain its ownership of all its assets, it will execute all necessary or appropriate documents, commence all necessary or appropriate claims, or make all necessary or proper defences to all claims.

2.1.13                 It will not distribute dividends to its shareholders in any form without prior written consent of Party A. Nevertheless, Party C shall immediately distribute all payable dividends to the shareholders upon request of Party A or the Designated Person.

2.2                     Party B hereby covenants that:

2.2.1                       Without prior written consent of Party A or the designated person, it will not sell, transfer, mortgage or otherwise dispose of any right or interest relating to the equity interest, or allow any creation of other security interest on the equity interest. However the security interest accrued by this Agreement and the Equity Interest Pledge Agreement shall be excluded.

2.2.2                       It shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to the equity interest.

2.2.3                       It will make all necessary efforts to maintain its title to the equity of Party C, including but not limited to execute all necessary or appropriate documents, commence all necessary or appropriate claims, or make all necessary or appropriate defences to all claims.

2.2.4                       Upon the request of Party A at any time, it shall immediately and unconditionally transfer its equity interest to Party A or the Designated Person.

2.2.5                       Party B shall strictly comply with and duly perform the obligations of this Agreement and any other agreements entered into by Party B, Party C, and Party A collectively or respectively and shall not affect the validity and enforceability of such agreements by acts or omissions.

3.                            Representations and Warranties

3.1                       Party B and Party C hereby collectively and respectively represent and warrant to Pary A that as of the execution date of this Agreement and each and every transfer day thereafter:

3.1.1                       It has the power and authority to enter into and will duly perform this Agreement and any Equity Transfer Agreement executed thereafter by Party B or Party C collectively or respectively. Upon execution, this Agreement and each Equity Transfer Agreement to which it is a party constitute a legal, valid and binding obligation and is enforceable against Party B and Party C in accordance with the relevant terms therein.

3.1.2                       The execution and performance of this Agreement or any Equity Transfer Agreement thereafter shall not: (i) violates any PRC laws; (ii) contradicts its articles of association or other organizational documents; (iii) cause any breach of  any contracts or documents to which Party B and/or Party C is a party or which binds Party B and/or Party C; (iv) violates any acquired permit, approval or any valid qualification thereof; or (v) result in the ceasing or revocation or additional conditions to the acquired permit or approval.

3.1.3                       Party B retains full and marketable title to its assets and facilities. Party B did not create any security interest on the said equity interest except the security interest accrued in this Agreement and the pledge set by the Equity Interests Pledge Agreement.

3.1.4                       Party B or any person designated by Party B shall unconditionally transfer any funds obtained from Party C in full to Party A (including but not limited to dividends, bonus, other rights, earnings and so forth distributed by Party C.)

3.1.5                       Prior to Party A’s lawful exercise of Option, Party B shall not request Party C to distribute any dividend, bonus, other right, earning and so forth without Party A’s permit.

3.1.6                       Party C does not have any outstanding debt except (i) the debt incurred in its ordinary course of business excluding loans; (ii) the debt having been disclosed to Party A and for which written consent  from Party A has been obtained.

3.1.7                       Party C shall comply with all applicable laws and regulations relating to equity transfer.

3.1.8                       There is no existing, pending or potential litigation, arbitration, or administrative procedure relating to the equity interest, assets of Party C or otherwise in relation to Party C, except for those already disclosed to Party A in Exhibit II.

3.2                       Party A hereby represents and warrants to Party B and Party C on the effective date of this Agreement and each transfer date thereafter:

(i)                                     Party A is obligated to provide continual financial support to Party C when Party C so requires;

(ii)                                  In the event that Party C fails to repay the funds provided by Party A due to operational losses, Party A hereby agrees to forgo the right to seek repayment.

4.                            Effective Date

This Agreement shall be effective from the execution date (“Effective Date”), with a  term of ten (10) years, and it may be extended by another ten (10) years if Party A so requires. Party A is entitled to extend the term at its own discretion thereafter.

5.                            Governing Law and Dispute Resolution

5.1                       Governing Law

This Agreement shall be governed by and construed in every aspect in accordance with PRC laws.

5.2                       Dispute Resolution

The parties shall settle in good faith any dispute arising out of the interpretation of this Agreement through friendly consultation. If no settlement can be reached through consultation, each party may submit such dispute to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration in accordance with the currently effective rules of CIETAC. The arbitration shall be conducted in Beijing and in Chinese. The arbitration decision shall be final and binding upon both parties.

6.                            Tax and Expenditures

Each party shall bear its own tax, costs and expenditures relating to preparing for and executing this Agreement and each Equity Transfer Contract thereafter and completing the contemplated deal.

7.                            Notice

Any notice or other communication under this Agreement shall be in Chinese and be sent to the address listed below or other address as may be designated from time to time by personal delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served on: (a) the same date if sent by personal delivery; (b) the tenth date from delivery (subject to the stamp) of a prepaid air-mail, or the fourth date from delivering to a professional delivery company acknowledged worldwide if sent by mail; and (c) the receipt date recorded on the transmission confirmation notice if sent by facsimile.

Party A: SYSWIN LIMITED,

Registered Address: Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong

Party B: TAO Hongbing

Address : Room 5A, Building 9, Fifth District, Central City, West Si Huan, Haidian District, Beijing

Party C: BEIJING SYSWIN XING YE REAL ESTATE BROKERAGE COMPANY LIMITED

Registered Address: Room E7-03, 8 Long Yuan Road, Shi Long Industrial Zone, Mentougou District, Beijing

8.                            Confidentiality

8.1                       The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed as confidential information (“Confidential Information”). The Parties shall keep confidential of such Confidential Information and shall not disclose to any third party unless having obtained prior written consent from the other parties. Nevertheless, Confidential Information shall not include information which (a) was at the date hereof or subsequently becomes public information (other than disclosed by any party received such Confidential Information); (b) is disclosed in accordance with applicable laws or regulations; or (c) the party who disclose any Confidential Information to its attorneys or financial advisors who need to access such information shall ensure that such attorneys or financial advisors comply with this provision and keep confidential of such information.  The disclosure by the employee or agent of Each Party shall be deemed as disclosed by the party itself, and the party shall be liable of the breach. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

9.                            Further Guarantees

9.1                       The Parties agree that they will, without any hesitation, execute any necessary documents for the performance of this Agreement or any documents which are benefit for the purpose of this Agreement, and will take all necessary actions for the purpose of this Agreement or take actions which are benefit for the purpose of this Agreement.

10.                     Miscellaneous

10.1                          Amendments and supplementations

Any revision, amendment and supplementation of this Agreement shall be in written and executed by Each Party.

10.2                          Compliance with laws and regulations

The Parties shall comply with all applicable PRC laws and regulations which have been formally issued and is publicly accessible.

10.3                          Entire agreement

Unless it is otherwise revised, amended or supplemented after execution of this Agreement, this Agreement constitutes the entire agreement among the parties as to the subject matter, and supersedes any prior oral or written negotiations, statements or agreements among the parties.

10.4                          Headings

Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of provisions of this Agreement.

10.5                          Language

This Agreement is made in Chinese and English in three originals. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

10.6                          Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the Parties hereto agree to, through friendly negotiation, make valid terms to such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall  be close to, as much as may be possible, the superseded invalid, illegal or enforceable terms.

10.7                          Successor

This Agreement shall bind the successor of each party or the transferee permitted by the other parties and shall be interpreted for its benefit.

10.8                          Continuous Effectiveness

10.8.1                           Any duties occurred in relation to the Agreement before expiration or early termination of the Agreement shall continue to be effective after expiration or early termination of the Agreement.

10.8.2                           Articles 5, 7, 8 and 10.8 hereof shall survive notwithstanding the termination of this Agreement.

10.9                          Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver should be duly signed by the other parties. Any waive relating to the breach of the other party in certain circumstance shall not be deemed as that the waiver party has made waiver to the other party for the same breach in other circumstances.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Exclusive Equity Interest Purchase Agreement.

IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Agreement on the date first above written.

Party A: SYSWIN LIMITED,

Authorized Representative (Signature):	/s/ Liangsheng Chen

Party B: TAO Hongbing

(signature):	/s/ Hongbing Tao

Party C: BEIJING SYSWIN XING YE REAL ESTATE BROKERAGE COMPANY LIMITED

Legal Representative (Signature):	/s/ Hongbing Tao